EXETER  FUND,  INC.
     AMENDED  AND  RESTATED  DISTRIBUTION  AGREEMENT

     THIS AGREEMENT is made as of the 9th day of May, 2002 by and between Exeter Fund, Inc., a Maryland corporation (the "Fund"), and Manning & Napier Investor Services, Inc., a New York corporation (the "Broker").

     R  E  C  I  T  A  L  S

     WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Broker is registered as a broker dealer under the Securities Exchange Act of 1934, as amended; and

     WHEREAS, the Fund and the Broker desire to enter an agreement to provide distribution services for the common stock shares of the Fund's Series (collectively, the "Series Shares") listed on Schedule A hereto, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1.  Appointment.  The Fund hereby appoints the Broker as Distributor of the
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Series  Shares  for the period and on the terms set forth in this Agreement. The
Broker accepts such appointment and agrees to render the services herein set forth.

     2.  Duties  as  Distributor.  The Broker shall give the Fund the benefit of
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its  best  judgment,  efforts  and  facilities  in  rendering  its  services  as
Distributor. The Broker will act as Distributor subject to the supervision of the Fund's Board of Directors and the following understanding: (i) nothing herein contained shall be deemed to relieve or deprive the Board of Directors of the Fund of its responsibility for and control of the conduct of the Fund's affairs; and (ii) in all matters relating to the performance of this Agreement, the Broker will act in conformity with the Articles, By-laws and Prospectus and SAI of the Fund and with the instructions and directions of the Fund's Board of Directors and will conform to and comply with the requirements of the 1940 Act and all other applicable Federal or state laws and regulations. In carrying out its obligations hereunder, the Broker shall:
     (a) receive orders for the purchase of the Series Shares, accept or reject such orders on behalf of the Fund in accordance with the Fund's currently effective Prospectus and SAI and transmit such orders as are so accepted to the Fund's or its transfer agent as promptly as possible;

     (b) receive requests for redemption from holders of the Portfolio Shares and transmit such redemption requests to the Fund's or its transfer agent as promptly as possible; and

     (c) respond to inquiries from the holders of the Series Shares concerning the status of their accounts with the Fund.

     3.  Distribution  of  Series  Shares.  The  Broker  shall  be  exclusive
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distributor  of the Series Shares. It is mutually understood and agreed that the
Broker does not undertake to sell all or any specific portion of Series Shares. The Fund shall not sell any of its Series Shares except through the Broker. Notwithstanding the provisions of the foregoing sentence:

     (a) the Fund may issue its Series Shares at their net asset value to any shareholder of the Fund purchasing such shares with dividends or other cash distributions received from the Fund pursuant to an offer made to all shareholders of the Series Shares;

     (b) the Broker may, and when requested by the Fund shall, suspend its efforts to effectuate sales of the Series Shares at any time when in the opinion of the Broker or of the Fund no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

     (c) the Fund may withdraw the offering of the Series Shares: (i) at any time with the consent of the Broker, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

     (d) the price at which the Series Shares may be sold (the "offering price") shall be the net asset value per share, which shall be determined in the manner established from time to time by the Fund's Board of Directors and as set forth in the Fund's then current Prospectus and SAI.

     4.  Control  by Board of Directors.  Any distribution activities undertaken
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by  the  Broker  pursuant  to  this  Agreement,  as well as any other activities undertaken by the Broker on behalf of the Fund pursuant thereto, shall at all times be subject to any applicable directives of the Board of Directors of the Fund.

     5.  Compliance  with  Applicable  Requirements.  In  carrying  out  its
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obligations  under  this  Agreement,  the  Broker shall at all times conform to:

     (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder;

     (b) the provisions of the Registration Statement of the Fund under the Securities Act of 1933 and the 1940 Act;

     (c)  the  provisions  of  the  Articles  of  the  Fund;

     (d)  the  provisions  of  the  By-laws  of  the  Fund;

     (e) the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and all other self-regulatory organizations applicable to the sale of investment company shares; and

     (f)  any  other  applicable  provisions  of  state  and  Federal  law.

     6.  Expenses.  The  expenses  connected  with  the  Series  shares shall be
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allocable  between  the  Fund  and  the  Broker  as  follows:

     (a) The Broker shall furnish, at its expense and without cost to the Fund, the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

     (b) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund (other than those expressly assumed by the Fund's investment advisor and sub-advisor), including, without limitation: the fees of the Funds investment advisor; any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any transfer, divided or accounting agent or agents appointed by the Fund; brokers commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to Federal, state or other governmental agencies; the costs and expenses of engraving or printing of certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); the costs and expenses of printing, including typesetting, and distributing Prospectuses and SAI of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors or director members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdraw or redemption, whether in shares or in cash; charges and expenses of any outside services used for pricing of the Fund's shares; fees and expense of legal counsel and of independent accountants, in connection with any matter relating to the fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and directors) of the Fund which insure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

     7.  Delegation of Responsibilities.  The Broker may, but shall not be under
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any  duty  to,  perform services on behalf of the Fund which are not required by this Agreement upon the request of the Fund's Board of Directors. Such services will be performed on behalf of the Fund and the Broker's charge in rendering such services may be billed monthly to the Fund. Payment or assumption by the Broker of any Fund expense that the Broker is not required to pay or assume under this Agreement shall not relieve the Broker of any of its obligations to the Fund nor obligate the Broker to pay or assume any similar Fund expenses on any subsequent occasions.

     8.  Compensation.  The  Broker  shall  receive  from  the  Fund:
         ------------

     (1)     all  distribution  and service fees, as applicable, at the rate and
under          the  terms  and  conditions  set  forth in each Distribution Plan
(collectively,               "Plans") adopted by the appropriate class of Series
Shares,  as such Plans          may be amended from time to time, and subject to
any  further  limitations  on          such  fees  as the Board of Directors may
impose;

     (2) all deferred sales charges ("DSCs"), if any, applied on redemptions of the applicable class(es) of Series Shares on the terms and subject to such waivers as are described in the Fund"s Registration Statement and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law; and

(3)     all  front-end  sales  charges,  if  any, on purchases of the applicable
Series Shares sold subject to such charges as described in the Fund's Registration Statement and current prospectuses, as amended from time to time. The Broker, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution or dealer agreements with the Distributor, may collect the gross proceeds derived from the sale of such class(es) of Shares, remit the net asset value thereof to the fund upon receipt of the proceeds and retain the applicable sales charge.

The Broker may reallow any or all of the distribution or service fee, contingent deferred sales charges and front-end sales charges which it is paid by the fund to such brokers, dealers and other financial institutions and intermediaries as the Broker may from time to time determine.

     9.  Non-Exclusivity.  The  services of the Broker to the Fund are not to be
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deemed  to  be exclusive, and the Broker shall be free to render distribution or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Broker may serve as officers or directors of the Fund, and that officers or directors of the Fund may serve as officers or directors of the Broker to the extent permitted by law; and that the officers and directors of the Broker are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies.

     10.  Term.  This  Agreement shall become effective at the close of business
          ----
on the date hereof and shall continue in force and effect, subject to Section 12 hereof, for two years from the date hereof.

     11.  Renewal.  Following  the expiration of its initial two-year term, this
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Agreement  shall  continue  in force and effect from year to year, provided that such  continuance  is  specifically  approved  at  least  annually:

     (a)(i) by the Fund's Board of Directors or (ii) by the vote of a majority of the outstanding voting securities of the Series Shares (as defined in Section 2(a)(42) of the 1940 Act, and

     (b) by the affirmative vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined by the 1940 Act) of any such party and have no direct or indirect financial interest in the operation of this Agreement or any agreement related to this Agreement, by votes cast in person at a meeting specifically called for the purpose of voting on such approval.

Notwithstanding any provision of this paragraph to the contrary, if the holders of any one series of the Series Shares of the Fund fail to approve this Agreement, the Broker may continue to serve as distributor to the other Series Shares of the Fund whose holders approved this Agreement and, in the manner and to the extent permitted by the 1940 Act, to the series of Series Shares of the Fund which did not approve this Agreement.

     12.  Termination.  This  Agreement  may  be terminated at any time, without
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the  payment of any penalty, by vote of the Fund's Board of Directors or by vote of a majority of the members of the Board of Directors of the Fund who are not "interested persons" of the Fund and have no direct or indirect financial interest in the operation of this Agreement or in any agreement related to this Agreement, by vote of a majority of the Series Shares of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Broker, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning defined in Section 2(a)(4) of the 1940 Act.

     13.  Amendments.  This  Agreement may be amended by the parties hereto only
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if  such amendment is specifically approved (I) by the Board of Directors of the
Fund or by the vote of a majority of outstanding voting securities of the Series Shares, and (ii) by a majority of those directors who are not parties to this Agreement or "interested persons" of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval.

     14.  Liability  of  the  Distributor.  In  the  performance  of  its duties
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hereunder,  the  Broker shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but the Broker shall not be liable for any act or omission which loss does not constitute willful misfeasance, bad faith or gross negligence on the part of the Broker or reckless disregard by the Broker of its duties under this Agreement.

     15.  Notices.  Any  notices  under  this  Agreement  shall  be  in writing,
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addressed  and  delivered  or  mailed  postage  paid  to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund for this purpose and that of the Broker shall be 1100 Chase Square, Rochester, New York 14604.

     16.  Questions  of Interpretation.  This Agreement shall be implemented and
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continued  in  a  manner  consistent  with  the  provisions of the 1940 Act. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

     EXETER  FUND,  INC.


     By:/s/  William  Manning
       -
     William  Manning,  President


     MANNING  &  NAPIER  INVESTOR  SERVICES,  INC.


     By:/s/  B.  Reuben  Auspitz
       -
     B.  Reuben  Auspitz,  President

SCHEDULE  A
     DATED  05-09-2002


The following is a restatement to the existing Schedule A of the Amended and Restated Distribution Agreement between Exeter Fund, Inc. and Manning & Napier Investor Services, Inc.:


NAME  OF  SERIES
----------------

Small  Cap  Series
Maximum  Horizon  Series
Commodity  Series
Technology  Series
Defensive  Series
High  Yield  Bond  Series
International  Series
Tax  Managed  Series
Life  Sciences  Series
Global  Fixed  Income  Series
Blended  Asset  Series  I
Blended  Asset  Series  II
New  York  Tax  Exempt  Series
Ohio  Tax  Exempt  Series
Diversified  Tax  Exempt  Series
World  Opportunities  Series
PureMark  Series
All-Equity  Series
World  Opportunities  Series  II